COOPERS
&LYBRAND                                       Coopers & Lybrand L.L.P.


                                               a professional services firm


                        Consent of Independent Accountants


To the Board of Trustees of Global High Income Portfolio

We consent to the inclusion in Post Effective Amendment No. 6 to the Registration Statement of Global High Income Portfolio on Form N-1A (File No. 811-7302) of our report dated December 13, 1996 on our audit of the financial statements and financial highlights of the above referenced funds which report is included in the Annual Report to Shareholders for the year ended October 31, 1996 which is included in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Financial Statements."



                                                  /s/ Coopers & Lybrand L.L.P.
                                                  Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 24, 1997